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                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors and Shareholders
Suprema Specialties, Inc.
Paterson, New Jersey


We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement on Form 462B of Suprema Specialties, Inc. of our report dated August 9, 1999, on the consolidated financial statements of Suprema Specialties, Inc. and subsidiaries, which report is included in the Annual Report on Form 10-K of Suprema Specialties, Inc. for the year ended June 30, 1999.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP
Woodbridge, New Jersey
August, 21, 2000